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Exhibit 10.27.12


                                [EUROTECH logo]


July 24, 2002

IpPartners, Inc
P.O. Box 1490
Coventry, Rhode Island 02816
Attn: Robert Tarini, President

Re:      Eurotech, Ltd.

Dear Mr. Tarini:


With reference to a certain Consulting Agreement by and between Eurotech, Ltd. ("Eurotech") and Robert Tarini ("Tarini")/ipPartners, Inc. ("ipPartners") dated as of March 23, 2001 to be effective as of February 14, 2001 (the "Tarini Consulting Agreement"), this Letter Agreement shall serve as a limited amendment of the Tarini Consulting Agreement. Specifically, this Letter Agreement confirms the understanding that Eurotech shall pay to Tarini's designee, ipPartners $5,000 per month, in cash, to ipPartners until December 2002 for marketing technical and marketing services provided by ipPartners and Tarini. These payments shall be made in arrears on or before the 15th day of each month. The Tarini Consulting Agreement, which expired February 14, 2002, shall be deemed extended by this Letter Agreement for an additional period until December 13, 2002. Additionally, it is understood that there are no additional payments due for the period from February 14, 2002 until July 31, 2002 beyond those that have already been made by Eurotech. All other terms and conditions of the Tarini/ipPartners Inc Consulting Agreement shall remain unchanged by this Letter Agreement.


If the above comports with your understanding, please sign below.

Sincerely,

EUROTECH, LTD.

By: /S/ TODD J. BROMS
    -----------------------
Todd J. Broms
President and CEO

AGREED AND ACCEPTED
AS OF THE DATE OF THIS LETTER:

ipPartners, Inc.

By:  /S/ ROBERT TARINI
     ----------------------
         Robert Tarini
         President

Robert Tarini, Individually

/S/ ROBERT TARINI
---------------------------
Robert Tarini